UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2024

UFP TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12648	04-2314970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Hale Street

Newburyport, Massachusetts 01950-3504

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (978) 352-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	UFPT	The NASDAQ Stock Market L.L.C.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mitchell C. Rock as President of UFP Technologies, Inc.

On February 6, 2024, the Board of Directors (the “Board”) of UFP Technologies, Inc. (the “Company”) appointed Mitchell C. Rock to President of the Company, effective immediately. Mr. Rock, 56, initially joined the Company in 1991 and served as Director, Sales and Marketing of the Company’s Moulded Fibre division. From May 1999 through October 2000, Mr. Rock served as Vice President, Sales and Business Development of Esprocket, an internet start up company. Mr. Rock rejoined the Company in April 2001 as Vice President, Sales and Marketing of the Company’s Moulded Fibre division and served as the Company’s Vice President of Sales and Marketing from May 2002 to June 2014. From June 2014 to June 2021, Mr. Rock served as the Company’s Senior Vice President of Sales and Marketing, and from January 1, 2020 to June 2021, Mr. Rock also served as General Manager, Medical. Since June 2021, Mr. Rock has served as President, UFP MedTech.

In connection with Mr. Rock’s promotion, the Compensation Committee of the Board (the “Compensation Committee”) approved an increase in Mr. Rock’s annual base salary to $500,000, effective February 6, 2024, and granted 5,134 stock unit awards to Mr. Rock, as further described below.

There are no arrangements or understandings between Mr. Rock and any other person pursuant to which Mr. Rock was promoted to President of the Company. There are no family relationships between Mr. Rock and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Base Salaries

At a meeting on February 6, 2024, the Compensation Committee approved increases in the base salaries of the Company’s named executive officers, effective as of the date set forth in the table below. The following table sets forth the new base salary of each of the Company’s named executive officers whose base salary was adjusted by the Compensation Committee.

Name and Title	2024 Base Salary	Effective Date
R. Jeffrey Bailly Chief Executive Officer and Chairman	$705,000	January 1, 2024
Mitchell C. Rock President	$500,000	February 6, 2024
Ronald J. Lataille Senior Vice President, Treasurer and Chief Financial Officer	$460,000	January 1, 2024
Christopher P. Litterio Senior Vice President of Human Resources and Chief Counsel	$370,000	January 1, 2024
Steve Cardin Vice President, COO Medtech	$338,000	January 1, 2024

Stock Unit Awards

Also at its February 6, 2024 meeting, the Compensation Committee approved the grant of stock unit awards to the Company’s named executive officers, as indicated below. Subject to the terms of the Company’s 2003 Incentive Plan, as amended and restated (the “2003 Incentive Plan”) and the stock unit award agreement evidencing each such award, with the Company’s Chief Executive Officer, R. Jeffrey Bailly, receiving a separate form of stock unit award agreement than the other executive officers, each stock unit award provides the recipient with the right to receive one share of common stock of the Company. Recipients of the stock unit awards will have no rights as stockholders of the Company in respect thereof, including, without limitation, the right to vote or to receive dividends, until and to the extent any applicable performance objectives have been satisfied, such stock unit awards have vested, and the issuance of the shares of common stock in respect of the stock unit awards has been appropriately evidenced.

Name and Title of Recipient of Stock Unit Awards	Column A Number of “Threshold” Stock Unit Awards (No Minimum Adjusted Operating Income Requirement)	Column B Number of “Target” Stock Unit Awards (Upon Attainment of Target Adjusted Operating Income)	Column C Number of “Exceptional” Stock Unit Awards (Upon Attainment of Exceptional Adjusted Operating Income)
R. Jeffrey Bailly Chairman and Chief Executive Officer	5,175	5,175	5,175
Mitchell Rock President	2,567	1,284	1,283
Ronald J. Lataille Senior Vice President, Treasurer and Chief Financial Officer	2,185	1,093	1,092
Chris Litterio Senior Vice President of Human Resources and Chief Counsel	896	448	447
Steve Cardin Vice President, COO Medtech	584	292	291

All stock unit awards listed in the table above are subject to time-based and continuous employment vesting requirements. The stock unit awards listed in Columns B and C are also subject to the Company meeting certain financial performance objectives (the “Performance Objectives”). The Compensation Committee shall determine whether and to what extent any of the Performance Objectives have been achieved by the Company. Such determination is currently expected to take place in February 2025. Assuming achievement of the applicable Performance Objectives, one-third of the stock unit awards listed in Columns A, B, and C above shall vest on March 1, 2025, one-third shall vest on March 1, 2026 and one-third shall vest on March 1, 2027, provided that the recipient remains continuously employed by the Company through each such vesting date.

Any unvested stock unit awards shall terminate upon the cessation of a recipient’s employment with the Company. Notwithstanding the foregoing and only with respect to the award to Mr. Bailly, subject to the terms of Mr. Bailly’s employment agreement dated October 8, 2007, as amended (the “CEO Employment Agreement”), and the stock unit award agreement evidencing Mr. Bailly’s award, in the event that Mr. Bailly’s employment ceases without “cause” or for “good reason” (as such terms are defined in the CEO Employment Agreement), Mr. Bailly shall be entitled to receive shares that, but for such cessation of employment, would have otherwise been issued to Mr. Bailly pursuant to the terms of the stock unit awards listed in Columns A, B, and C above, notwithstanding such cessation of employment.

In the event of a change in control of the Company (as defined in the 2003 Incentive Plan), any unvested stock unit awards listed in each of Columns A, B, and C above shall become fully vested as of the effective date of such change in control, provided that the recipient has been continuously employed by the Company through the date immediately prior to the effective date of such change in control, and, with respect to the stock unit awards listed in Columns B and C above, subject to achievement of any applicable Performance Objectives prior to the effective date of such change in control.

The above description of the stock unit awards is qualified in its entirety by reference to the text of the CEO stock unit award agreement or the stock unit award agreement evidencing such awards, as applicable, copies of the forms of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein in their entirety by reference.

2024 Chief Executive Officer’s Performance Bonus Plan

Also at its February 6, 2024 meeting, the Compensation Committee approved a 2024 cash bonus plan for Mr. Bailly that included corporate financial performance targets and individual performance goals. This award was made under and pursuant to the 2003 Incentive Plan. The overall targeted bonus established under this plan was $705,000 (Mr. Bailly’s annual base salary), with a maximum amount of $1,410,000 (two times Mr. Bailly’s annual base salary). The actual bonus award, if any, will be determined based upon the level of achievement of the established performance targets and goals as determined by the Compensation Committee.

2024 Named Executive Officer Cash Bonus Plan

Also at its February 6, 2024 meeting, the Compensation Committee approved the corporate financial performance targets and individual performance goals for a 2024 cash bonus plan for Messrs. Rock, Lataille, Litterio, and Cardin. The target amounts of such cash bonuses range from 40% to 55% of base salary for each of the officers. The actual amount of each cash bonus, if any, will be subject to increase or decrease at the discretion of the Compensation Committee.

Item 7.01.	Regulation FD Disclosure.

On February 6, 2024, the Company issued a press release announcing Mitchell Rock’s appointment as President of the Company. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the presentation attached as an exhibit hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of 2024 CEO Stock Unit Award Agreement.
10.2	Form of 2024 Stock Unit Award Agreement.
99.1	Press Release issued by UFP Technologies, Inc. on February 6, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2024	UFP TECHNOLOGIES, INC.

	By:	/s/ Ronald J. Lataille
Ronald J. Lataille, Chief Financial
Officer and Senior Vice President